UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2003

CLECO CORPORATION
(Exact name of registrant as specified in its charter)

Louisiana	1-15759	72-1445282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Donahue Ferry Road
Pineville, Louisiana		71360-5226
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (318) 484-7400

Item 5.    Other Events.

          On May 2, 2003, Perryville Energy Partners, a wholly owned subsidiary of Cleco Corporation (the "Company"), signed a letter of intent to sell its 725-megawatt power plant in Perryville, Louisiana to a subsidiary of Entergy Corporation.  The sale is contingent upon execution of a definitive purchase agreement, obtaining necessary approvals from state and federal regulators, including the Louisiana Public Service Commission, the Federal Energy Regulatory Commission and the Securities and Exchange Commission, completion of a due diligence review by the Entergy subsidiary, the settlement of various project-related contracts and other customary closing conditions.  In addition, an agreement was signed terminating a 20-year tolling agreement for Perryville Energy Partners LLC upon completion of the sale to Entergy.  For more information regarding the letter of intent and the proposed sale of the Perryville plant, please refer to the press release attached to this report as Exhibit 99.1 (the "Press Release"), which Press Release, other than the sixth paragraph thereof, is incorporated by reference herein.

Item 7.    Financial Statements and Exhibits.

                         (c) Exhibits.

                         The following exhibit is filed herewith:

                         99.1     Press Release issued May 5, 2003 announcing the signing of the letter of                                      intent to sell the Perryville plant.

Item 9.    Regulation FD Disclosure.

          The information in the sixth paragraph of the Press Release is being furnished, not filed, pursuant to Item 9.  Accordingly, the information in such paragraph will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or of any of its subsidiaries, including Cleco Power LLC.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLECO CORPORATION

Date: May 5, 2003	By: /s/ Kathleen F. Nolen
Kathleen F. Nolen
Treasurer

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release issued May 5, 2003 announcing the signing of the letter of intent to sell the Perryville plant.